LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), is made as of the 7th day of February, 2017, by and between KRIEGER ENTERPRISES, LLC (the “Borrower”), and ASPIRITY FINANCIAL, LLC (the “Lender”).

W I T N E S S E T H :

WHEREAS, the Borrower has requested the Lender to extend a loan in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) to provide working capital for Borrower; and

WHEREAS, the Lender is willing and prepared to extend such a loan to the Borrower upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	LOAN. On the date hereof, the Lender has made a loan to the Borrower in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the “Loan”).

2.	NOTE. The obligation of the Borrower to repay the Loan is evidenced by that certain Promissory Note of even date herewith executed by the Borrower in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) and payable to the order of the Lender (the “Note”).

3.	GUARANTY. As a condition precedent to the making by the Lender of the Loan, Timothy S. Krieger, an individual (the “Guarantor”), has executed and delivered to the Lender that certain Personal Guaranty of even date herewith (the “Guaranty”), pursuant to which the Guarantor has absolutely and unconditionally guaranteed to the Lender the obligations of the Borrower, as more fully described in the Guaranty.

4.	OTHER CONDITIONS PRECEDENT. Also as a condition precedent to the making by the Lender of the Loan, the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

A.	Copies of: (i) the resolutions of the Borrower’s board of governors or members authorizing the execution, delivery and performance of the this Agreement and the Note (collectively, the “Borrower Documents”), (ii) the Articles of Organization, Operating Agreement and Member Control Agreement, if any, of the Borrower, and (iii) the signatures of the Borrower’s managers authorized to execute and deliver the Borrower Documents and other instruments, agreements and certificates on the Borrower’s behalf.

B.	A current Certificate of Good Standing issued by the Secretary of State of the State of Minnesota with respect to the Borrower.

C.	Payment of all amounts due from Borrower to Lender and delivery of all financial statements due from Borrower to Lender as of the date hereof pursuant to Amendment No. 3 to the Term Loan Agreement.

D.	Delivery to the Lender of the personal financial statements of the Guarantor, dated no earlier than three months prior to the date hereof.

E.	Such other documents as the Lender may require in connection with the Loan.

5.	REPRESENTATIONS. In order to induce the Lender to make the Loan, the Borrower hereby warrants and represents to the Lender as follows:

A.	Borrower Existence and Power. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted.

B.	Authority of Borrower. The Borrower has full power and authority to execute and deliver the Borrower Documents and to incur and perform its obligations hereunder and thereunder; the execution, delivery and performance by the Borrower of the Borrower Documents will not violate any provision of the organizational documents of the Borrower or of any law, rule, regulation or court order or result in the breach of, constitute a default under, or create or give rise to any lien under, any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower or its property may be bound or affected.

C.	Enforceability Against the Borrower. Each of the Borrower Documents constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms (subject, as to enforceability, to limitations resulting from bankruptcy, insolvency and other similar laws affecting creditors’ rights generally).

D.	Financial Condition. The financial statements of the Borrower and the Guarantor heretofore furnished to the Lender are complete and correct in all material respects and fairly present the respective financial condition of the Borrower and the Guarantor at the dates of such statements. Since the most recent set of financial statements delivered by the Borrower and the Guarantor to the Lender, there have been no material adverse changes in the financial condition of the Borrower or the Guarantor.

E.	Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, the Guarantor, the Project or any other properties or assets of the Borrower or the Guarantor which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), of the business, properties or assets of the Borrower or the Guarantor or which would question the validity of the Borrower Documents, the Guaranty, or any instrument, document or other agreement related hereto or required hereby (collectively, the “Loan Documents”), or impair the ability of the Borrower or the Guarantor to perform its or his respective obligations under the foregoing agreements.

F.	Licenses. The Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted.

G.	Default. Neither the Borrower nor the Guarantor is in default of a material provision under any agreement, instrument, decree or order to which it or he is a party or by which it or he or its or his property is bound or affected.

H.	Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental authority or any third party is required in connection with the execution and delivery of the Loan Documents or any of the agreements or instruments herein mentioned relating to the Loan to which the Borrower or the Guarantor is a party or the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished or such notice has been given prior to the date hereof.

I.	Taxes. The Borrower and the Guarantor have filed all tax returns required to be filed and either paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings, or provided adequate reserves for payment thereof, and the Borrower has no information or knowledge of any objections to or claims for additional taxes in respect of federal income or excess profits tax returns for prior years.

J.	Judgments. There are no judgments outstanding or docketed against the Borrower or the Guarantor.

6.	[INTENTIONALLY LEFT BLANK].

7.	EVENTS OF DEFAULT. As used herein, the term “Event of Default” shall mean and include each or all of the following events:

A.	the Borrower or the Guarantor shall fail to pay when due any amounts required to be paid by the Borrower under the Note or any other indebtedness of the Borrower or the Guarantor to the Lender or any third party (including but not limited to that certain Term Loan Agreement dated July 1, 2015, as amended between Borrower and Lender), whether any such indebtedness is now existing or hereafter arises and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary or joint or joint and several;

B.	the Borrower or the Guarantor shall fail to observe or perform any of the other covenants, conditions or agreements to be observed or performed by it or him under the Loan Documents or any credit or similar agreement between the Borrower or the Guarantor and the Lender (including but not limited to that certain Term Loan Agreement dated July 1, 2015, as amended between Borrower and Lender) for a period of five (5) days after written notice, specifying such default and requesting that it be remedied, given to such party by the Lender;

C.	if the Borrower or the Guarantor files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, makes an assignment for the benefit of creditors, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Borrower or the Guarantor of all or any substantial part of its or his properties or of the Project;

D.	if within sixty (60) days after the commencement of any proceeding against the Borrower or the Guarantor seeking any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding is not dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Borrower or the Guarantor of any trustee, receiver or liquidator of the Borrower or the Guarantor of all or any substantial part of its or his properties or of the Project, such appointment is not vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment is not vacated;

E.	the Borrower or the Guarantor shall be or become insolvent (whether in the equity or bankruptcy sense);

F.	the Guarantor shall die;

G.	any representation or warranty made by the Borrower or the Guarantor in the Loan Documents shall prove to be untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or under any of the foregoing documents by or on behalf of the Borrower or the Guarantor shall prove to be untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified;

H.	any material adverse change shall occur in the condition (financial or otherwise) of the Borrower or the Guarantor which, in the reasonable opinion of the Lender, increases its risk with respect to the Note, or the Lender otherwise reasonably and in good faith deems itself insecure;

I.	final judgment(s) for the payment of money, individually or in the aggregate, shall be rendered against the Borrower or the Guarantor in excess of $50,000 individually or in the aggregate and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

J.	any state or federal tax lien shall be filed against or with respect to the Borrower or the Guarantor and not satisfied within fifteen (15) days of such filing.

Upon the occurrence of an Event of Default, the Lender may, at its option, exercise any and all of the following rights and remedies (in addition to any other rights and remedies available to it):

a)	the Lender may, without notice, declare immediately due and payable all unpaid principal of and accrued interest on the Note, together with all other sums payable hereunder or under the Note, and the Note shall thereupon be immediately due and payable without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived;

b)	the Lender may exercise all of its rights or remedies under the Loan Documents and applicable law; or

c)	the Lender shall have the right, in addition to any other rights provided by law, to enforce its rights and remedies under the Loan Documents.

8.	NOTICES. All notices, consents, requests, demands and other communications hereunder shall be given to or made upon the respective parties hereto at their respective addresses specified below or, as to any party, at such other address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective when personally delivered or duly deposited in the United States mails, certified or registered, postage prepaid, addressed as aforesaid.

IF TO THE LENDER:

Aspirity Financial, LLC

701 Xenia Avenue South, Suite 475

Minneapolis, MN 55416

Attention: Scott C. Lutz and Wiley H. Sharp III

IF TO THE BORROWER:

Krieger Enterprises, LLC

16233 Kenyon Avenue, Suite 210

Lakeville, MN 55044

Attention: Timothy S. Krieger

9.	MISCELLANEOUS.

A.	Waivers, etc. No failure on the part of the Lender to exercise, and no delay in exercising, any right or remedy hereunder or under applicable law or any document or agreement related hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

B.	Expenses. The Borrower shall, upon request, reimburse the Lender for any and all costs and expenses, including without limitation attorneys’ fees, title fees and recording fees paid or incurred, if any, by the Lender in connection with (i) the preparation of the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, which amount shall be paid prior to the making of any advance hereunder; (ii) the closing and consummation of the transactions contemplated hereby; (iii) the negotiation of any amendments, modifications or extensions to any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments, modifications or extensions; (iv) the enforcement by the Lender during the term hereof or thereafter of any of the rights or remedies of the Lender under any of the foregoing documents, instruments or agreements under applicable law, whether or not suit is filed with respect thereto.

C.	Amendments, etc. The Loan Documents may not be amended or modified, nor may any of their terms (including without limitation, terms affecting the maturity of or rate of interest on the Note) be modified or waived, except by written instruments signed by the Lender and the Borrower.

D.	Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower may not transfer or assign its right to borrow hereunder without the prior written consent of the Lender.

E.	Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of the Lender’s right of banker’s lien, offset, or counterclaim, which right the Borrower hereby grants to the Lender.

F.	Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

G.	Headings. The descriptive headings for the several sections of this Agreement are inserted for convenience only and shall not define or limit any of the terms or provisions hereof.

H.	Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. The parties hereto hereby (a) consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement and the other Loan Documents; (b) waive any argument that venue in any such forum is not convenient, (c) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents shall be venued in either a state or federal court of Minnesota; and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

KRIEGER ENTERPRISES, LLC

By:	/S/ Timothy S. Krieger
Name:	Timothy S. Krieger
Its:	President/CEO

LENDER:

ASPIRITY FINANCIAL, LLC

By:	/S/ Wiley H Sharp III
Name:	Wiley H. Sharp III
Its:	Chief Financial Officer

[Signature Page to Loan Agreement]